SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                               Date of Report
                     (Date of earliest event reported)
                                 July 19,2001


                         ALTRIMEGA HEALTH CORPORATION
       (Exact name of small business issuer as specifies in its charter)

            Nevada                 0-26119               87-0631750
(State or other Jurisdiction) (Commission File Number)  (IRS Employer
                                                        Identification No.)

               3672 East Cove Point Dr., Salt Lake City, UT    94109
               (Address of principal executive office)       (Zip Code)


Registrant's telephone number, including area code (801)278-8000



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      Effective July 19, 2001, Altrimega Health Corporation (the "Company") entered into a definitive Plan and Agreement of Merger to acquire all of the issued and outstanding shares of YellowOnline.com, a California corporation ("YOL"). The transaction contemplates that upon closing, both the common and preferred shareholders of YOL shall together own no less than eighty four percent (84%) of the then-issued and outstanding shares of the Company.

      Upon closing, YOL will be a wholly owned subsidiary of the Company and the Company's name shall be changed to reflect its new business. It is not at this time known if and when there will be a new trading symbol for the Company's securities or what that new trading symbol will be. Consummation of the transaction is subject to the approval by a majority of the issued and outstanding shares of YOL. It is further subject to the issuance of a permit by the California Department of Corporations further approving the terms and conditions of the exchange and the fairness thereof. The transaction also contemplates that the directors of the Company will resign and the current directors of YOL will assume their positions on the board of the Company. For further specifics on the transaction, reference is made to a copy of the Plan and Agreement of Merger attached hereto as an exhibit. The Company believes that the transaction will be completed by November 1, 2001.

      Formed in 1998, YOL develops and operates a web platform that transforms traditional yellow pages display ads to an internet-smooth electronic format. YOL's electronic yellow pages directories (found at www.yellowonline.com or www.yol.com) currently include more than eleven million business listings and display ads, divided into over ten thousand different categories. YOL's electronic yellow pages currently attract over 55 million hits, over 25 million page views, over 3.1 million visitor sessions, and more than 2.4 million unique visitors per month. (source: Webtrends).

      As of July 1, 2001, YOL entered into a Yellow Pages Content Services and Sales Agreement with AT&T. During the term of this agreement, YOL is the marketer, seller and producer of yellow page display advertisements that appear in response to yellow pages searches on AT&T's directory website, www.anywho.com.

      YOL has recently expanded its international strategy. YOL is the exclusive official print and online yellow pages publisher in Cameroon, Burkina Faso, Niger, Benin and Congo (Brazzaville). YOL will also soon launch similar exclusive official print and online yellow pages in Gabon and Togo. YOL also exclusively represents the official print yellow pages directory of French Polynesia. On its signature website, YOL also provides partner links to premier online yellow pages around the world, among them, The Netherlands, Germany, Kenya, Israel, Korea, Cyprus, Macau and thirteen countries in Latin America, including Brazil, Columbia and Venezuela.

      YOL's primary revenue stream is currently derived from advertisers, in the same manner as that of traditional publishers of printed yellow pages. YOL intends to add additional revenue streams by offering print-to-internet conversion services to print yellow pages publishers around the world.

      YOL, initially founded by former Pacific Bell executives and managers with substantial yellow pages marketing experience, has recently enhanced its management team by adding a wealth of experience in advertising, telecommunications and international business.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

        Exhibit No.   Exhibit

        2.1           AGREEMENT AND PLAN OF MERGER

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALTRIMEGA HEALTH CORPORATION
(Registrant)


/s/ Howard E. Abrams
______________________________
By: Howard E. Abrams, Chairman

Date: July 31, 2001